AGREEMENT

This Agreement ("Agreement") is made and entered into as of April
19, 2011, by and among Pam J. Halter ("PJH") and Reunion Sports
Group LLC ("Reunion").

WHEREAS on September 14, 2010 Reunion issued a Promissory Note ("Promissory Note") in the amount of Two Hundred Thousand dollars ($200,000.00) to Millennia, Inc. ("Millennia") due on January 28, 2011 ("Maturity Date"). Millennia in turn endorsed the note and the attached collateral over to Pam J. Halter with full recourse. A true copy of the original promissory note is attached as Exhibit A; and

WHEREAS on February 7, 2011 the due date of the Promissory Note was extended to March 7, 2011; and

WHEREAS Reunion did not make the required payment on March 7, 2011 and acknowledges herewith being in default; and

WHEREAS Reunion wishes for PJH to accept the collateral attached to the Note (36,500,000 shares of Millennia, Inc.) in full satisfaction of the unpaid balance due on the note.

NOW THEREFORE for and in consideration of the premises and the respective covenants, agreements and obligation hereinafter set forth, PJH and Reunion do hereby agree as follows:

     1. PJH hereby accepts the 36,500,000 shares of Millennia, Inc. in full satisfaction of the unpaid balance due on the note.

     2. The current Board of Directors of Millennia, Inc. shall tender their resignations effective as of April 19, 2011 as officers and directors of Millennia and prior to their resignation appoint Pam J. Halter to become the sole director and President and Chief Executive Officer of Millennia.

     3. Millennia's wholly owned subsidiary United League
Baseball, Inc. is hereby conveyed back to Reunion Sports Group
LLC who is assuming any and all liabilities said entity may have incurred.

IN WITNESS WHEREOF, this Agreement was duly executed as of the date set forth above.

 Pam J. Halter                     Reunion Sports Group LLC


/s/ Pam J. Halter                  By: /s/ John Bryant
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                                        John Bryant - President